PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP Suite 3100 1300 S.W. Fifth Ave. Portland OR 97201-5687 Telephone (503) 478 6000 Facsimile (503) 478 6099

Exhibit 15

August 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 18, 2001 on our review of interim financial information of PacifiCorp (the "Company") as of and for the period ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-91411 and 333-09115).

Very truly yours,

PricewaterhouseCoopers LLP